EXHIBIT 10.3

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

NBTY, INC.
YEAR 2008 STOCK OPTION PLAN

AGREEMENT (“Agreement”), dated as of           , 20    , by and between NBTY, Inc., a Delaware corporation (the “Company”), and                          (the “Holder”).

Preliminary Statement

The Compensation and Stock Option Committee of the Board of Directors of the Company (the “Committee”) has granted this non-qualified stock option (the “Option”) on           , 20     (the “Grant Date”), subject to the approval of the NBTY, Inc. Year 2008 Stock Option Plan (as the same may be amended from time to time, the “Plan”) by the Company’s stockholders at the 2008 Annual Meeting of Stockholders (including any adjournment thereof), to purchase the number of shares of the Company’s common stock, $0.008 par value per share (the “Common Stock”) set forth below to the Holder, as an eligible employee or director of the Company or a subsidiary.  If the stockholders of the Company do not approve the Plan at the 2008 Annual Meeting of Stockholders, the Option will be null and void.  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  A copy of the Plan as in effect on the date hereof has been delivered to the Holder.  By signing and returning this Agreement, the Holder acknowledges having received and read a copy of the Plan as in effect on the date hereof and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.             Grant of Option.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Holder is hereby granted an option to purchase from the Company • shares of Common Stock, at a price per share of $• (the “Option Price”), which may not be less than Fair Market Value on the Grant Date.

2.             Tax Status.  No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.             Vesting and Exercise.

(a)           Except as set forth in subsection (b) below, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative.  To the extent that the Option has become vested and exercisable as provided below, the Option thereafter may be exercised in accordance with Section 4.  Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

                                The following table indicates each date upon which the Holder shall be vested and entitled to exercise the Option with respect to the percentage of the shares of Common Stock indicated beside such date, provided that the Holder has not had a termination of employment (or, if the Holder is an outside director, a termination in board service) (a “Termination”) with the Company or any of its subsidiaries at any time prior to such date (each of the dates set forth below being herein called a “Vesting Date”):

Vesting Date	Total Percentage Vested
1st Anniversary of Grant Date	0%
2nd Anniversary of Grant Date	33 1/3%
3rd Anniversary of Grant Date	66 2/3%
4th Anniversary of Grant Date	100%

There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date.

(b)           Upon the occurrence of a Change in Control (as defined in Exhibit A hereto), the Option shall immediately become exercisable with respect to all shares of Common Stock subject thereto.

4.             Method of Exercise; Issuance of Shares.  (a)  Subject to the provisions of Section 3 and Section 5, to the extent vested, the Option may be exercised, in whole or in part, at any time or from time to time prior to the expiration or the earlier termination of the Option as provided herein, by giving written notice of exercise to the Company, in form and substance satisfactory to counsel for the Company, specifying the number of shares of Common Stock to be purchased.  Such notice shall be accompanied by payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a “cashless exercise” procedure whereby the Holder delivers irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company an amount in cash equal to the purchase price; (iii) by the relinquishment of a portion of the Option or by payment in full or in part in the form of Common Stock which, solely to the extent necessary to avoid adverse accounting consequences for the Company, have been owned by the Holder for a period of at least six months (and for which the Holder has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion; (iv) by any combination of the foregoing; or (v) any other means expressly authorized by the Committee.

(b)           As promptly as is practicable after the receipt of a written notice of exercise to the Company, in form and substance satisfactory to counsel for the Company, payment of the Option Price and satisfaction of applicable withholding requirements, the Company shall issue the shares of Common Stock registered in the name of the Holder, Holder’s authorized assignee, or Holder’s legal representative, and shall deliver certificates representing the shares of Common Stock with the appropriate legends affixed thereto.  The Company may postpone such delivery until it receives satisfactory proof that the issuance of such shares of Common Stock will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules.  The Holder understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

5.             Option Term.  The term of the Option shall be 10 years after the Grant Date and the Option shall expire at 5:00 p.m. (Eastern Time) on the 10th anniversary of the Grant Date, subject to earlier termination in the event of the Holder’s Termination with the Company and its subsidiaries as specified in Section 6.

6.             Termination.  Subject to Section 5 and the terms of the Plan and this Agreement, the Option shall remain exercisable as follows:

(a)           In the event of the Holder’s Termination by reason of death or disability (as defined in Section 22(e)(3) of the Code), the Option, to the extent vested at the time of the Holder’s Termination, shall remain exercisable until the earlier of (i) one year from the date of such Termination or (ii) the expiration of the stated term of the Option pursuant to Section 5 hereof.

(b)           In the event of the Holder’s involuntary Termination without “cause” (as determined by the Committee consistent with the provisions of Section 16 of the Plan), the Option, to the extent vested at the time of the Holder’s Termination, shall remain exercisable until the earlier of (i) three months from the date of such Termination or (ii) the expiration of the stated term of the Option pursuant to Section 5 hereof.

(c)           In the event of the Holder’s voluntary Termination (other than a voluntary termination described in Section 6(d) below), the Option, to the extent vested at the time of the Holder’s Termination, shall remain exercisable until the earlier of (i) 30 days from the date of such Termination or (ii) the expiration of the stated term of the Option pursuant to Section 5 hereof.

(d)           In the event of the Holder’s Termination for “cause” or in the event of the Holder’s voluntary Termination within 90 days after an event that would be grounds for a Termination for “cause”, the Holder’s entire Option (whether or not vested) shall be forfeited and canceled in its entirety upon such Termination.

(e)           Any portion of the Option that is not vested as of the date of the Holder’s Termination for any reason shall terminate and expire as of the date of such Termination.

7.             Change in Control.  Notwithstanding the provisions of Section 14 of the Plan, in the event of a Change in Control, the Option shall be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) the Option may be cancelled for fair value (as determined in the sole discretion of the Committee) which, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock over the aggregate exercise price of the Option; (ii) a new award may be issued in substitution of the Option that will substantially preserve the otherwise applicable terms of the Option, as determined by the Committee in its sole discretion; or (iii) for a period of at least 20 days prior to the Change in Control, the Option may be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and any portion of the Option not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control.  For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate the Option if the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

8.             Restriction on Transfer of Option.  No part of the Option shall be anticipated, alienated, attached, sold, assigned, pledged, encumbered, charged, hypothecated or otherwise transferred other than by will or by the laws of descent and distribution.  During the lifetime of the Holder, the Option may be exercised only by the Holder or the Holder’s guardian or legal representative.  The Option shall not be subject to levy by reason of any execution, attachment or similar process.  Upon any attempt to anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately and automatically become null and void.

9.             Rights as a Stockholder; Adjustments.  (a)  The Holder shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Holder has become the holder of record of such shares.  No adjustments shall be made to the Option, the shares of Common Stock covered by the Option or the Option Price for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise may be specifically provided for in the Plan.  No shares of Common Stock shall be issued unless and until payment therefor has been made or provided.

(b)           The Committee will adjust the terms of the Option (including, without limitation, the number of shares of Common Stock subject to the Option, the type of property to which the Option relates and the Option Price), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, including any extraordinary dividend or extraordinary distribution.  After any adjustment made pursuant to this Section 9(b), the number of shares of Common Stock subject to the Option will be rounded down to the nearest whole number.

10.           Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Holder with respect to the subject matter hereof.

11.           Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

NBTY, Inc.

90 Orville Drive

Bohemia, New York 11716

Attention:  General Counsel

If to the Holder, to:  the address for the Holder on file with the Company;

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

12.           No Obligation to Continue Service.  This Agreement is not an agreement of employment or retention.  This Agreement does not guarantee that the Company or its subsidiaries will employ, retain or continue to employ or retain the Holder during the entire term of this Agreement (or any portion thereof), including but not limited to any period during which the Option is outstanding, nor does it modify in any respect the Company’s or its subsidiaries’ right to terminate or modify the Holder’s employment or retention or compensation.

13.           Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14.           Waiver of Jury Trial.  THE HOLDER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE PLAN.

15.           Choice of Forum.

(a)           Jurisdiction.  The Company and the Holder, as a condition to the Holder’s receipt of the Option, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in Suffolk County, New York over any suit, action or proceeding arising out of or relating to or concerning the Plan or this Agreement.  The Company and the Holder, as a condition to the Holder’s receipt of the Option, acknowledge that the forum designated by this Section 15(a) has a reasonable relation to the Plan and this Agreement and to the relationship between the Holder and the Company.  Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 15.

(b)           Acceptance of Jurisdiction.  The agreement by the Company and the Holder as to forum is independent of the law that may be applied in the action, and the Company and the Holder, as a condition to the Holder’s receipt of the Option, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or the Holder now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 15(a), (iii) undertake not to commence any action arising out of or relating to or concerning the Plan or this Agreement in any forum other than the forum described in this Section 15 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and the Holder.

(c)           Service of Process.  The Holder, as a condition to the Holder’s receipt of the Option, hereby irrevocably appoints the General Counsel of the Company as the Holder’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan or this Agreement, who shall promptly advise the Holder of any such service of process.

(d)           Confidentiality.  The Holder, as a condition to the Holder’s receipt of the Option, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 15, except that the Holder may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to the Holder’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

16.           Counterparts.  This Agreement may be executed with counterpart signature pages or in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

HOLDER	NBTY, INC.

By:
[Name]		Name:
Title

Exhibit A

Definition of Change in Control

A “Change in Control” means the happening of any of the following:

                (a)           the members of the Board of Directors of the Company (the “Board”) at the beginning of any consecutive twenty-four calendar month period, but not including any period prior to February 1, 2008 (the “Incumbent Directors”), cease for any reason other than due to death or such director’s desire to not stand for re-election to the Board to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period will be deemed an Incumbent Director;

                (b)           any “person”, including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any of its affiliates or any employee benefit plan of the Company is or becomes after February 1, 2008 a “beneficial owner” (as such term is used in Section 13(d) and 14 of the Exchange Act) directly or indirectly of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company) representing 25% or more of the combined voting power of the Company’s then outstanding securities (the “Company Voting Securities”); provided, however, such event will not be deemed to be a Change in Control if it qualifies as a Non-Qualifying Transaction as defined in clause (c) below;

                (c)           the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25%

or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above will be deemed to be a “Non-Qualifying Transaction”); or

                (d)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets to a person that is not controlled by the Company.

A-2